Exhibit 32.1

Certification by Co-Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002

In connection with the Quarterly Report of Whole Foods Market, Inc. (the “Company”) on Form 10-Q for the period ending July 3, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Mackey, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/John Mackey
John Mackey
Co-Chief Executive Officer
August 12, 2011